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HILTON ANNOUNCES LAUNCH OF SENIOR NOTES OFFERING

McLEAN, VA (April 16, 2020) – Hilton Worldwide Holdings Inc. (NYSE: HLT) (“Hilton”) announced today that its indirect subsidiary Hilton Domestic Operating Company Inc. (the “Issuer”) intends to offer $500 million aggregate principal amount of the Issuer’s Senior Notes due 2025 (the “Notes”). The Issuer intends to use the proceeds of the offering for general corporate purposes.

The Notes to be offered have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes will be offered, by the initial purchasers, only to persons reasonably believed to be “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A under the Securities Act and to certain non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act.

This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act, and it is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include all statements that are not historical facts. In some cases, these forward-looking statements can be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton’s control, risks related to the impact of the COVID-19 pandemic, competition for hotel guests and management and franchise contracts, risks related to doing business with third-party hotel owners, performance of Hilton’s information technology systems, growth of reservation channels outside of Hilton’s system, risks of doing business outside of the United States of America and Hilton’s indebtedness. Additional factors that could cause Hilton’s actual outcomes or results to differ materially from those indicated in these statements are described under the section entitled “Part I—Item 1A. Risk Factors” of Hilton’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission (“SEC”), as supplemented in Hilton’s Current Report on Form 8-K filed with the SEC on April 16, 2020, as such factors may be further updated from time to time in Hilton’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Hilton’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company with a portfolio of 18 world-class brands comprising more than 6,100 properties with more than 971,000 rooms, in 119 countries and territories. Dedicated to fulfilling its mission to be the world’s most hospitable company, Hilton welcomed more than 3 billion guests in its 100-year history, earned a top spot on the

2019 World’s Best Workplaces list, and was named the 2019 Global Industry Leader on the Dow Jones Sustainability Indices. Through the award-winning guest loyalty program Hilton Honors, more than 103 million members who book directly with Hilton can earn Points for hotel stays and experiences money can’t buy, plus enjoy instant benefits, including digital check-in with room selection, Digital Key, and Connected Room. Visit newsroom.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, twitter.com/hiltonnewsroom, linkedin.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.